Exhibit 99.1

Investors & Reporters May Contact:
Joe Sorice
Manager, Investor Relations
(770) 418-8211
ir@asburyauto.com

Asbury Automotive Group Reports Record Third Quarter 2022 Financial Results

•Third quarter net income of $205 million, an increase of 39% over prior year quarter, and an increase of 43% over prior year quarter on an adjusted net income (a non-GAAP measure) basis (no adjustments in current quarter)
•Third quarter adjusted EBITDA (a non-GAAP measure) increased 54% over prior year quarter to $329 million
•Record third quarter EPS of $9.23 per diluted share, an increase of 22% over prior year quarter on a GAAP basis and 25% on an adjusted basis (no adjustments in the current quarter)
•Third quarter revenue of $3.9 billion, an increase of 61% over prior year quarter
•Gross profit of $768 million, an increase of 60% over prior year quarter; operating margin of 8.1%
•Third quarter fixed operations revenue increased 80% over prior year quarter
•Third quarter F&I revenue increased 99% over prior year quarter
•The estimated, pretax impact of store closures due to Hurricane Ian was $4.0 million ($0.14 earnings per diluted share)

DULUTH, GA. (October 27, 2022) — Asbury Automotive Group, Inc. (NYSE: ABG) (the “Company”), one of the largest automotive retail and service companies in the U.S., reported record third quarter 2022 net income of $205 million ($9.23 per diluted share), an increase of 39% from $147 million ($7.54 per diluted share) in the prior year quarter. Third quarter 2022 adjusted net income, a non-GAAP measure, increased 43% year-over-year to $205 million ($9.23 per diluted share) compared to adjusted net income of $144 million ($7.36 per diluted share) in third quarter 2021.
“This quarter, our team navigated a challenging macro environment, including the impact of Hurricane Ian, to drive strong results. With our great team members across the country, the right brands, and the right locations, we delivered for our shareholders and showcased the resiliency of our business model,” said David Hult, Asbury’s President and Chief Executive Officer. “We are pleased with the momentum of our growth and our ability to maintain our disciplined cost strategy, while strengthening our balance sheet.”

The financial measures discussed below include both GAAP and adjusted (non-GAAP) financial measures. Please see reconciliations for non-GAAP metrics included in the accompanying financial tables.
There were no adjustments to net income in the third quarter 2022.
Adjusted net income for the third quarter 2021 excludes acquisition expenses of $3.5 million ($0.13 per diluted share) and gain on divestiture of $8.0 million ($0.31 per diluted share).
Third Quarter 2022 Operational Summary

Total company vs. 3rd Quarter 2021:
•Revenue of $3.9 billion, an increase of 61%
•Gross profit increased 60%
•Gross margin decreased 10 bps to 19.9%
•New vehicle unit volume increased 47%; new vehicle revenue increased 59%; gross profit increased 60%
•Used vehicle retail unit volume increased 40%; used vehicle retail revenue increased 52%; gross profit increased 22%
•Finance and insurance (F&I) per vehicle retailed (PVR) increased 30%
•Parts and service revenue increased 80%; gross profit increased 64%
•Adjusted SG&A as a percentage of gross profit increased to 57.1%, an increase of 180 bps
•Operating income and adjusted operating income increased 56% and 53%, respectively
•Operating margin decreased 20 bps to 8.1% and adjusted operating margin decreased 40 bps to 8.1%
•EPS increased 22% to $9.23; adjusted EPS increased 25% to $9.23

Same store (dealership only) vs. 3rd Quarter 2021:
•Revenue decreased 3%
•Gross profit decreased 2%
•Gross margin expanded 10 bps to 20.0%
•New vehicle unit volume decreased 16%; new vehicle revenue decreased 7%; new vehicle gross profit decreased 4%
•Used vehicle retail unit volume decreased 10%; used vehicle retail revenue was flat; used vehicle retail gross profit decreased 30%; used to new ratio increased to 120%
•F&I PVR increased 18%
•Parts and service revenue increased 12%; gross profit increased 10%; customer pay gross profit increased 16%
•Adjusted SG&A as a percentage of gross profit increased to 55.8%, an increase of 50 bps

Clicklane metrics:
•Over 6,800 vehicles sold, an all-time record and an increase of 13% over prior year quarter
•Over 92% of transactions were customers incremental to Asbury Automotive
•41% of Clicklane sales had a trade-in and, of those with payoffs, 100% utilized the payoff tool
•Total front-end PVR of $3,450 and F&I PVR of $2,093, resulting in total front-end yield of $5,543

•Conversion rate more than double that of traditional internet leads and growing sequentially
•95% of deliveries within a 20-mile radius of an Asbury dealership
•Average transaction time of ~8 minutes for cash deals and ~14 minutes for financed deals
•Clicklane now has been fully rolled out to all dealerships

Liquidity and Leverage
As of September 30, 2022, the Company had cash and floorplan offset accounts of $537 million (which excludes $98 million of cash at TCA) and availability under the used vehicle floorplan line and revolver of $636 million for a total of approximately $1.2 billion in liquidity. The Company’s adjusted net leverage ratio was 1.9x at quarter end, compared to 2.7x at the end of 2021 and 2.1x at the end of the second quarter 2022.
Earnings Call
Additional commentary regarding the third quarter results will be provided during the earnings conference call on Thursday, October 27, 2022, at 10:00 a.m. ET.
The conference call will be simulcast live on the internet and can be accessed by logging onto https://investors.asburyauto.com. A replay will be available on this site for 30 days.
In addition, live audio of the call will be accessible to the public by calling (866) 580-3963 (domestic) or +1 (786) 697-3501 (international); confirmation code – 9193183. Callers should dial in approximately 5 to 10 minutes before the call begins.
A conference call replay will be available two hours following the call for seven days and can be accessed by calling (866) 595-5357; passcode – 9193183.
About Asbury Automotive Group, Inc.
Asbury Automotive Group, Inc. (NYSE: ABG), a Fortune 500 company headquartered in Duluth, GA, is one of the largest automotive retailers in the U.S. In late 2020, Asbury embarked on a five-year plan to increase revenue and profitability strategically through organic and acquisitive growth as well as their innovative Clicklane digital vehicle purchasing platform, with its guest-centric approach as Asbury’s constant North Star. Asbury currently operates 148 dealerships, consisting of 198 franchises, representing 31 domestic and foreign brands of vehicles. Asbury also operates seven stand-alone used vehicle stores, 34 collision repair centers, an auto auction, a used vehicle wholesale business and an F&I product provider. Asbury offers an extensive range of automotive products and services, including new and used vehicles; parts and service, which includes vehicle repair and maintenance services, replacement parts and collision repair services; and finance and insurance products, including arranging vehicle financing through third parties and aftermarket products, such as extended service contracts, guaranteed asset protection debt cancellation, and prepaid maintenance.
For additional information, visit www.asburyauto.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, objectives, projections regarding Asbury's financial position, liquidity, results of operations, cash flows, leverage, market position and dealership portfolio, revenue enhancement strategies, operational improvements, projections regarding the expected benefits of

Clicklane, management’s plans, projections and objectives for future operations, scale and performance, integration plans and expected synergies from acquisitions, capital allocation strategy, business strategy and expectations of our management with respect to, among other things: changes in general economic and business conditions, including increases in interest rates and rising fuel prices, any impact of COVID-19 on the automotive industry in general, the automotive retail industry in particular and our customers, suppliers, vendors and business partners; our relationships with vehicle manufacturers; our ability to maintain our margins; operating cash flows and availability of capital; capital expenditures; the amount of our indebtedness; the completion of any future acquisitions and divestitures; future return targets; future annual savings; general economic trends, including consumer confidence levels, interest rates, inflation, and fuel prices; and automotive retail industry trends. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, our inability to realize the benefits expected from recently completed transactions; our inability to promptly and effectively integrate completed transactions and the diversion of management’s attention from ongoing business and regular business responsibilities; our inability to complete future acquisitions or divestitures and the risks resulting therefrom; any impact from the COVID-19 pandemic on our industry and business, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God, acts of war or other incidents and the shortage of semiconductor chips and other components, which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges; risks associated with Asbury's indebtedness and our ability to comply with applicable covenants in our various financing agreements, or to obtain waivers of these covenants as necessary; risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, including changes in automotive state franchise laws, adverse results in litigation and other proceedings, and Asbury's ability to execute its strategic and operational strategies and initiatives, including its five-year strategic plan, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.
These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the U.S. Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Disclosure and Reconciliation, Same Store Data and Other Data
In addition to evaluating the financial condition and results of our operations in accordance with GAAP, from time to time management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, and profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering certain alternative financial measures not prepared in accordance with GAAP. These measures include "Pro forma adjusted leverage ratio," "Adjusted income from operations," "Adjusted net income," "Adjusted operating margins," "Adjusted EBITDA" and "Adjusted diluted earnings per share ("EPS")." Further, management assesses the organic growth of our revenue and gross profit on a same store basis. We believe that our assessment on a same store basis represents an important indicator of comparative financial performance and provides relevant information to assess our performance at our existing locations. Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not be comparable to similarly titled measures used by other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with GAAP. Management cautions investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. In their evaluation of results from time to time, management excludes items that do not arise directly from core operations, or are otherwise of an unusual or non-recurring nature. Because these non-core, unusual or non-recurring charges and gains materially affect Asbury's financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Management discloses these non-GAAP measures, and the related reconciliations, because it believes investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance.
Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.
Amounts presented herein have been calculated using non-rounded amounts for all periods presented and therefore certain amounts may not compute or tie to prior presentation due to rounding.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share data)
(Unaudited)

	For the Three Months Ended September 30,		% Change	For the Nine Months Ended September 30,		% Change
	2022	2021		2022	2021
REVENUE:
New vehicle	$1,799.2	$1,129.5	59%	$5,519.3	$3,649.6	51%
Used vehicle:
Retail	1,249.8	823.8	52%	3,739.5	2,190.5	71%
Wholesale	80.9	55.3	46%	304.6	195.5	56%
Total used vehicle	1,330.7	879.1	51%	4,044.1	2,386.1	69%
Parts and service	536.1	297.1	80%	1,558.2	851.5	83%
Finance and insurance	200.0	100.4	99%	606.4	295.7	105%
TOTAL REVENUE	3,865.9	2,406.1	61%	11,727.9	7,182.9	63%
COST OF SALES:
New vehicle	1,598.0	1,003.5	59%	4,873.7	3,324.0	47%
Used vehicle:
Retail	1,165.8	755.2	54%	3,459.0	2,001.0	73%
Wholesale	82.8	51.8	60%	299.6	173.7	73%
Total used vehicle	1,248.6	806.9	55%	3,758.5	2,174.7	73%
Parts and service	238.5	115.7	106%	693.6	324.4	114%
Finance and insurance	13.0	—	—%	39.5	—	—%
TOTAL COST OF SALES	3,098.1	1,926.1	61%	9,365.4	5,823.0	61%
GROSS PROFIT	767.8	480.0	60%	2,362.5	1,359.9	74%
OPERATING EXPENSES:
Selling, general and administrative	438.2	268.7	63%	1,341.9	778.2	72%
Depreciation and amortization	17.1	10.7	59%	53.6	30.6	75%
Other operating income, net	(1.1)	(0.4)	144%	(3.0)	(4.6)	(36)%
INCOME FROM OPERATIONS	313.6	201.0	56%	970.0	555.7	75%
OTHER EXPENSES:
Floor plan interest expense	1.9	1.4	31%	6.0	6.5	(7)%
Other interest expense, net	38.6	14.8	160%	113.8	43.2	163%
Gain on dealership divestitures, net	—	(8.0)	(100)%	(4.4)	(8.0)	(45)%
Total other expenses, net	40.5	8.2	NM	115.4	41.6	177%
INCOME BEFORE INCOME TAXES	273.1	192.8	42%	854.6	514.0	66%
Income tax expense	68.1	45.8	49%	210.5	122.1	72%
NET INCOME	$205.0	$147.0	39%	$644.1	$391.9	64%
EARNINGS PER COMMON SHARE:
Basic—
Net income	$9.26	$7.62	22%	$28.83	$20.31	42%
Diluted—
Net income	$9.23	$7.54	22%	$28.72	$20.10	43%
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	22.1	19.3		22.3	19.3
Restricted stock	0.1	0.1		0.1	0.1
Performance share units	—	0.1		—	0.1
Diluted	22.2	19.5		22.4	19.5
______________________________
NM—Not Meaningful

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures-Consolidated (In millions)
(Unaudited)

	September 30, 2022	December 31, 2021	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$141.3	$178.9	$(37.5)	(21)%
Inventory, net (a)	822.2	718.4	103.8	14%
Total current assets	1,812.6	1,929.4	(116.9)	(6)%
Floor plan notes payable (b)	28.2	564.5	(536.3)	(95)%
Total current liabilities	1,158.7	1,597.9	(439.2)	(27)%
CAPITALIZATION:
Long-term debt (including current portion) (c)	$3,325.5	$3,582.6	$(257.1)	(7)%
Shareholders' equity	2,642.9	2,115.5	527.4	25%
Total	$5,968.4	$5,698.1	$270.3	5%
_____________________________
(a) Excludes $42.9 million and $24.1 million of Inventory classified as Assets held for sale as of September 30, 2022 and December 31, 2021, respectively
(b) Excluding $20.8 million and $9.1 million of Floor plan notes payable classified as Liabilities associated with assets held for sale as of September 30, 2022 and December 31, 2021, respectively
(c) Excluding $38.9 million of Debt classified as Liabilities associated with assets held for sale as of September 30, 2022

	September 30, 2022	December 31, 2021	September 30, 2021
Days Supply
New vehicle inventory	19	8	12
Used vehicle inventory	31	34	28
_____________________________
Days supply of inventory is calculated based on new and used inventory levels at the end of each reporting period and a 30-day historical cost of sales.

Brand Mix - New Vehicle Revenue by Brand

	For the Three Months Ended September 30,
	2022	2021
Luxury
Lexus	9%	13%
Mercedes-Benz	8%	11%
BMW	4%	5%
Porsche	2%	2%
Acura	2%	4%
Land Rover	1%	2%
Volvo	1%	2%
Other luxury	3%	3%
Total luxury	32%	45%
Imports
Toyota	16%	12%
Honda	9%	16%
Hyundai	5%	3%
Nissan	3%	4%
Kia	2%	3%
Subaru	2%	1%
Volkswagen	2%	1%
Other imports	—%	1%
Total imports	39%	41%
Domestic
Chrysler, Dodge, Jeep, Ram	16%	6%
Ford	9%	4%
Chevrolet, Buick, GMC	5%	4%
Total domestic	30%	14%
Total New Vehicle Revenue	100%	100%

	For the Three Months Ended September 30,
	2022	2021
Revenue mix
New vehicle	46.5%	46.9%
Used vehicle retail	32.3%	34.2%
Used vehicle wholesale	2.1%	2.3%
Parts and service	13.9%	12.3%
Finance and insurance	5.2%	4.2%
Total revenue	100.0%	100.0%
Gross profit mix
New vehicle	26.2%	26.3%
Used vehicle retail	10.9%	14.3%
Used vehicle wholesale	(0.2)%	0.7%
Parts and service	38.8%	37.8%
Finance and insurance	24.3%	20.9%
Total gross profit	100.0%	100.0%

ASBURY AUTOMOTIVE GROUP, INC.
STATEMENTS OF INCOME-CONSOLIDATED (In millions)
(Unaudited)

	For the Three Months Ended September 30,		% Change	For the Nine Months Ended September 30,		% Change
	2022	2021		2022	2021
Revenue
New vehicle	$1,799.2	$1,129.5	59%	$5,519.3	$3,649.6	51%
Used vehicle:
Retail	1,249.8	823.8	52%	3,739.5	2,190.5	71%
Wholesale	80.9	55.3	46%	304.6	195.5	56%
Total used vehicle	1,330.7	879.1	51%	4,044.1	2,386.1	69%
Parts and service	536.1	297.1	80%	1,558.2	851.5	83%
Finance and insurance	200.0	100.4	99%	606.4	295.7	105%
Total Revenue	$3,865.9	$2,406.1	61%	$11,727.9	$7,182.9	63%
Gross profit
New vehicle	$201.2	$126.0	60%	$645.6	$325.6	98%
Used vehicle:
Retail	84.0	68.6	22%	280.5	189.5	48%
Wholesale	(1.9)	3.6	(152)%	5.0	21.9	(77)%
Total used vehicle	82.1	72.2	14%	285.5	211.4	35%
Parts and service	297.6	181.4	64%	864.5	527.1	64%
Finance and insurance	186.9	100.4	86%	566.8	295.7	92%
Total gross profit	$767.8	$480.0	60%	$2,362.5	$1,359.9	74%
Operating expenses
Selling, general and administrative	$438.2	$268.7	63%	$1,341.9	$778.2	72%
Operating metrics
SG&A as a % of gross profit	57.1%	56.0%	110 bps	56.8%	57.2%	(40) bps
Adjusted SG&A as a % of gross profit	57.1%	55.3%	180 bps	56.8%	57.0%	(20) bps
Income from operations as a % of revenue	8.1%	8.4%	(20) bps	8.3%	7.7%	50 bps
Income from operations as a % of gross profit	40.8%	41.9%	(100) bps	41.1%	40.9%	20 bps
Adjusted income from operations as a % of revenue	8.1%	8.5%	(40) bps	8.3%	7.7%	50 bps
Adjusted income from operations as a % of gross profit	40.8%	42.6%	(180) bps	41.0%	40.9%	10 bps
Finance and insurance average gross profit per unit	$2,480	$1,911	30%	$2,450	$1,827	34%
Total parts and service gross margin	55.5%	61.1%	(550) bps	55.5%	61.9%	(640) bps
Total gross profit margin	19.9%	19.9%	(10) bps	20.1%	18.9%	120 bps

ASBURY AUTOMOTIVE GROUP, INC.
STATEMENTS OF INCOME-DEALERSHIPS (In millions)
(unaudited)

	For the Three Months Ended September 30,		% Change	For the Nine Months Ended September 30,		% Change
	2022	2021		2022	2021
Revenue
New vehicle	$1,799.2	$1,129.5	59%	$5,519.3	$3,649.6	51%
Used vehicle:
Retail	1,249.8	823.8	52%	3,739.5	2,190.5	71%
Wholesale	80.9	55.3	46%	304.6	195.5	56%
Total used vehicle	1,330.7	879.1	51%	4,044.1	2,386.1	69%
Parts and service	544.8	297.1	83%	1,582.8	851.5	86%
Finance and insurance, net	163.9	100.4	63%	516.5	295.7	75%
Total Revenue	$3,838.5	$2,406.1	60%	$11,662.7	$7,182.9	62%
Gross profit
New vehicle	$201.2	$126.0	60%	$645.6	$325.6	98%
Used vehicle:
Retail	84.0	68.6	22%	280.5	189.5	48%
Wholesale	(1.9)	3.6	(152)%	5.0	21.9	(77)%
Total used vehicle	82.1	72.2	14%	285.5	211.4	35%
Parts and service	301.8	181.4	66%	876.4	527.1	66%
Finance and insurance, net	163.9	100.4	63%	516.5	295.7	75%
Total gross profit	$749.0	$480.0	56%	$2,324.1	$1,359.9	71%
Unit sales
New vehicle:
Luxury	8,251	7,972	3%	25,407	26,568	(4)%
Import	18,584	13,491	38%	58,826	45,125	30%
Domestic	9,662	3,300	193%	30,135	12,054	150%
Total new vehicle	36,497	24,763	47%	114,368	83,747	37%
Used vehicle retail	38,874	27,761	40%	117,028	78,136	50%
Used to new ratio	106.5%	112.1%		102.3%	93.3%
Average selling price
New vehicle	$49,296	$45,612	8%	$48,259	$43,579	11%
Used vehicle retail	$32,150	$29,674	8%	$31,954	$28,035	14%
Average gross profit per unit
New vehicle:
Luxury	$8,409	$7,549	11%	$8,529	$6,277	36%
Import	4,197	3,719	13%	4,441	2,489	78%
Domestic	5,569	4,749	17%	5,564	3,865	44%
Total new vehicle	5,512	5,089	8%	5,645	3,888	45%
Used vehicle retail	2,160	2,470	(13)%	2,397	2,426	(1)%
Finance and insurance	2,175	1,911	14%	2,232	1,827	22%
Front end yield (1)	5,958	5,616	6%	6,235	5,009	24%
Gross margin
New vehicle	11.2%	11.2%	— bps	11.7%	8.9%	280 bps
Used vehicle retail	6.7%	8.3%	(160) bps	7.5%	8.7%	(120) bps
Parts and service	55.4%	61.1%	(570) bps	55.4%	61.9%	(650) bps
Total gross profit margin	19.5%	19.9%	(40) bps	19.9%	18.9%	100 bps
Operating expenses
Selling, general and administrative	$444.0	$268.7	65%	$1,361.1	$778.2	75%
Adjusted Selling, general and administrative	$444.0	$265.2	67%	$1,361.1	$774.7	76%
SG&A as a % of gross profit	59.3%	56.0%	330 bps	58.6%	57.2%	130 bps
Adjusted SG&A as a % of gross profit	59.3%	55.3%	400 bps	58.6%	57.0%	160 bps
_____________________________
(1)Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS-DEALERSHIPS (In millions)
(Unaudited)

	For the Three Months Ended September 30,		% Change	For the Nine Months Ended September 30,		% Change
	2022	2021		2022	2021
Revenue
New vehicle	$1,031.4	$1,113.5	(7)%	$3,117.9	$3,601.8	(13)%
Used Vehicle:
Retail	811.4	813.5	—%	2,438.6	2,159.6	13%
Wholesale	34.2	55.0	(38)%	125.2	194.5	(36)%
Total used vehicle	845.6	868.5	(3)%	2,563.8	2,354.0	9%
Parts and service	329.3	293.5	12%	942.2	841.0	12%
Finance and insurance	102.2	99.4	3%	326.5	292.8	12%
Total revenue	$2,308.5	$2,374.9	(3)%	$6,950.5	$7,089.6	(2)%
Gross profit
New vehicle	$119.0	$124.0	(4)%	$368.6	$320.4	15%
Used Vehicle:
Retail	47.1	67.7	(30)%	159.3	187.1	(15)%
Wholesale	(1.9)	3.6	(153)%	—	21.7	(100)%
Total used vehicle	45.2	71.3	(37)%	159.3	208.8	(24)%
Parts and service	196.3	179.1	10%	562.8	520.1	8%
Finance and insurance	102.2	99.4	3%	326.5	292.8	12%
Total gross profit	$462.7	$473.8	(2)%	$1,417.2	$1,342.1	6%
Unit sales
New vehicle:
Luxury	7,070	7,694	(8)%	21,640	25,733	(16)%
Import	10,521	13,491	(22)%	32,900	45,125	(27)%
Domestic	2,989	3,300	(9)%	9,285	12,054	(23)%
Total new vehicle	20,580	24,485	(16)%	63,825	82,912	(23)%
Used vehicle retail	24,774	27,416	(10)%	75,262	77,096	(2)%
Used to new ratio	120.4%	112.0%		117.9%	93.0%
Average selling price
New vehicle	$50,117	$45,475	10%	$48,851	$43,441	12%
Used vehicle retail	$32,754	$29,673	10%	$32,402	$28,011	16%
Average gross profit per unit
New vehicle:
Luxury	$8,531	$7,555	13%	$8,397	$6,272	34%
Import	4,267	3,721	15%	4,342	2,490	74%
Domestic	4,609	4,752	(3)%	4,743	3,867	23%
Total new vehicle	5,782	5,065	14%	5,775	3,864	49%
Used vehicle retail	1,901	2,471	(23)%	2,116	2,427	(13)%
Finance and insurance	2,254	1,915	18%	2,348	1,830	28%
Front end yield (1)	5,916	5,610	5%	6,143	5,001	23%
Gross margin
Total new vehicle	11.5%	11.1%	40 bps	11.8%	8.9%	290 bps
Used vehicle retail	5.8%	8.3%	(250) bps	6.5%	8.7%	(220) bps
Parts and service	59.6%	61.0%	(140) bps	59.7%	61.8%	(210) bps
Total gross profit margin	20.0%	19.9%	10 bps	20.4%	18.9%	150 bps
Operating expenses
Selling, general and administrative	$258.3	$265.5	(3)%	$801.0	$768.9	4%
Adjusted Selling, general and administrative	$258.3	$262.0	(1)%	$801.0	$765.4	5%
SG&A as a % of gross profit	55.8%	56.0%	(20) bps	56.5%	57.3%	(80) bps
Adjusted SG&A as a % of gross profit	55.8%	55.3%	50 bps	56.5%	57.0%	(50) bps
_____________________________
(1)Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SEGMENT REPORTING
(Unaudited)

	Three Months Ended September 30, 2022
	Dealerships	TCA After Eliminations	Total Company
	(In millions)
Revenue
New	$1,799.2	$—	$1,799.2
Used	1,330.7	—	1,330.7
Parts and service	544.8	(8.7)	536.1
Finance and insurance	163.9	36.1	200.0
Total revenue	$3,838.5	$27.4	$3,865.9
Cost of sales
New	$1,598.0	$—	$1,598.0
Used	1,248.6	—	1,248.6
Parts and service	243.0	(4.5)	238.5
Finance and insurance	—	13.0	13.0
Total cost of sales	$3,089.5	$8.6	$3,098.1
Gross profit
New	$201.2	$—	$201.2
Used	82.1	—	82.1
Parts and service	301.8	(4.2)	297.6
Finance and insurance	163.9	23.0	186.9
Total gross profit	$749.0	$18.8	$767.8
Selling, general and administrative	$444.0	$(5.8)	$438.2
Income from operations	$291.4	$22.3	$313.6

	Nine Months Ended September 30, 2022
	Dealerships	TCA After Eliminations	Total Company
	(In millions)
Revenue
New	$5,519.3	$—	$5,519.3
Used	4,044.1	—	4,044.1
Parts and service	1,582.8	(24.7)	1,558.2
Finance and insurance	516.5	89.9	606.4
Total revenue	$11,662.7	$65.2	$11,727.9
Cost of sales
New	$4,873.7	$—	$4,873.7
Used	3,758.5	—	3,758.5
Parts and service	706.5	(12.8)	693.6
Finance and insurance	—	39.5	39.5
Total cost of sales	$9,338.6	$26.7	$9,365.4
Gross profit
New	$645.6	$—	$645.6
Used	285.5	—	285.5
Parts and service	876.4	(11.8)	864.5
Finance and insurance	516.5	50.3	566.8
Total gross profit	$2,324.1	$38.5	$2,362.5
Selling, general and administrative	$1,361.1	$(19.2)	$1,341.9
Income from operations	$918.1	$51.9	$970.0

ASBURY AUTOMOTIVE GROUP INC.
Supplemental Disclosures
(Unaudited)

The following tables provide reconciliations for our non-GAAP metrics:

	For the Three Months Ended		For the Twelve Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	June 30, 2022
	(Dollars in millions)
Adjusted leverage ratio:
Long-term debt (including current portion and held for sale)			$3,364.4	$3,387.9
Cash and floor plan offset			(635.6)	(404.4)
TCA cash			98.5	160.3
Availability under our used vehicle floor plan facility			(198.5)	(327.8)
Adjusted long-term net debt			$2,628.7	$2,816.0

Calculation of earnings before interest, taxes, depreciation and amortization ("EBITDA"):
Net Income	$205.0	$147.0	$784.6	$726.5

Depreciation and amortization	17.1	10.7	64.9	58.5
Income tax expense	68.1	45.8	253.7	231.3
Swap and other interest expense	38.6	14.9	165.1	141.4
Earnings before interest, taxes, depreciation and amortization ("EBITDA")	$328.8	$218.3	$1,268.2	$1,157.7

Non-core items - expense (income):
Gain on dealership divestitures, net	$—	$(8.0)	$(4.4)	$(12.4)
Gain on sale of real estate	—	—	(0.9)	(0.9)
Professional fees associated with acquisitions	—	3.5	1.4	4.9
Total non-core items	—	(4.6)	(3.9)	(8.5)

Adjusted EBITDA	$328.8	$213.8	$1,264.3	$1,149.3

Pro forma impact of acquisition and divestitures on EBITDA			$96.3	$214.2
Pro forma Adjusted EBITDA			$1,360.6	$1,363.5

Pro forma Adjusted net leverage ratio			1.9	2.1

	Three Months Ended September 30, 2022
	GAAP	(Gain) loss on divestiture	Real estate related gain	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general and administrative	$438.2	$—	$—	$—	$438.2
Income from operations	$313.6	$—	$—	$—	$313.6
Net income	$205.0	$—	$—	$—	$205.0

Weighted average common share outstanding - diluted	22.2				22.2

Diluted EPS	$9.23	$—	$—	$—	$9.23

SG&A as a % of gross profit	57.1%	—%	—%	—%	57.1%
Income from operations as a % of revenue	8.1%	—%	—%	—%	8.1%

Dealerships:
Selling, general and administrative	$444.0	$—	$—	$—	$444.0
SG&A as a % of gross profit	59.3%	—%	—%	—%	59.3%

	Three Months Ended September 30, 2021
	GAAP	Professional fees associated with acquisitions	Gain on divestiture	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general and administrative	$268.7	$(3.5)	$—	$—	$265.2
Income from operations	$201.0	$3.5	$—	$—	$204.5
Net income	147.0	$3.5	$(8.0)	$1.1	$143.5

Weighted average common share outstanding - diluted	19.5				19.5

Diluted EPS	$7.54	$0.18	$(0.41)	$0.05	$7.36

SG&A as a % of gross profit	56.0%	(0.7)%	—%	—%	55.3%
Income from operations as a % of revenue	8.4%	0.1%	—%	—%	8.5%

Dealerships:
Selling, general and administrative	$268.7	$(3.5)	$—	$—	$265.2
SG&A as a % of gross profit	56.0%	(0.7)%	—%	—%	55.3%

	Nine Months Ended September 30, 2022
	GAAP	Gain on divestitures	Real estate related gain	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general and administrative	$1,341.9	$—	$—	$—	$1,341.9
Income from operations	$970.0	$—	$(0.9)	$—	$969.0
Net income	$644.1	$(4.4)	$(0.9)	$1.3	$640.1

Weighted average common share outstanding - diluted	22.4				22.4

Diluted EPS	$28.72	$(0.20)	$(0.04)	$0.06	$28.54

SG&A as a % of gross profit	56.8%	—%	—%	—%	56.8%
Income from operations as a % of revenue	8.3%	—%	—%	—%	8.3%

Dealerships:
Selling, general and administrative	$1,361.1	$—	$—	$—	$1,361.1
SG&A as a % of gross profit	58.6%	—%	—%	—%	58.6%

	Nine Months Ended September 30, 2021
	GAAP	Professional fees associated with acquisitions	Legal settlements	Real estate related gain	Real estate related charges	Gain on dealership divestitures	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general and administrative	$778.2	$(3.5)	$—	$—	$—	$—	$—	$774.7
Income from operations	$555.7	$3.5	$(3.5)	$(1.8)	$2.1	$—	$—	$555.9
Net income	$391.9	$3.5	$(3.5)	$(1.8)	$2.1	$(8.0)	$1.9	$386.0

Weighted average common share outstanding - diluted	19.5							19.5

Diluted EPS	$20.10	$0.18	$(0.18)	$(0.10)	$0.11	$(0.42)	$0.10	19.79

SG&A as a % of gross profit	57.2%	(0.2)%	—%	—%	—%	—%	—%	57.0%
Income from operations as a % of revenue	7.7%	—%	—%	—%	—%	—%	—%	7.7%

Dealerships:
Selling, general and administrative	$778.2	$(3.5)	$—	$—	$—	$—	$—	$774.7
SG&A as a % of gross profit	57.2%	(0.2)%	—%	—%	—%	—%	—%	57.0%